                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                                    BYLAWS OF

                           NORD RESOURCES CORPORATION

                                    ARTICLE I

                                     OFFICES

     Section 1.01. The registered Office shall be in the City of Wilmington County of New Castle, State of Delaware.

     Section 1.02. The corporation may also have offices at such other Places both Within and Without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.01. All meetings of the stockholders for the election of directors or for any other Purpose shall be held at such place within or without the State of Delaware as shall be designated from tine to time by the board of directors and stated in the notice of the meeting.

     Section 2.02. Annual meetings of stockholders commencing with the year 1972, shall be held on the first day of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a majority vote a board of directors and transact any other proper business as may properly be brought before the meeting.

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                                      -2-


     Section 2.03. Written notice of the annual meeting stating the place date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 2.04. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning at least forty-five (45%) percent of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.05. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 2.06. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice, unless all. stockholders owning capital stock of the corporation issued and outstanding and entitled to vote otherwise agree.

     Section 2.07. The officer who has charge of the stock ledger of the corporation shall prepare. and make, at least ten (10) days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting,

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                                      -3-


arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation or to vote in person or by proxy at any meeting of the stockholders

     Section 2.08. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall Constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than

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                                      -4-


thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.09. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one of which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 2.10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 2.11. Whenever the vote of the stockholders at a meeting thereof is required or permitted by law to be taken for or in connection with any corporate action, the meeting and vote of the stockholders may be dispensed with on the written consent of stockholders having not less than a majority of the issued and outstanding voting stock, provided, that in no case, shall the written consent be by stockholders holding in the aggregate less than the minimum percentage of the issued and outstanding stock required by law to vote in favor of the corporate action and provided that prompt notice must be given to all stockholders of the taking corporate

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                                      -5-


action without a meeting and without unanimous written consent.

                                   ARTICLE III

                                    DIRECTORS

     Section 3.01. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 3.02. The number of directors which shall constitute the whole board shall be not less than six nor more than eleven. The directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified unless he resigns, dies or is removed prior thereto. Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the stock of the corporation issued and Outstanding and entitled to vote. Directors need not be stockholders.

     Section 3.03. Newly created directorships resulting from any increase in the authorized number of directors and vacancies, however created, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an

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                                      -6-


election of directors may be held in the manner provided by statute.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 3.04. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.05. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 3.06. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 3.07. The board of directors may elect a chairman who shall preside at meetings of the board and who shall have such other powers and perform such other duties as may be prescribed from time to time by the board. The chairman shall hold office until his successor is elected and qualified unless he resigns, dies or is removed prior thereto.

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                                      -7-


     Section 3.08. Special meetings of the board may be called by the president, or the chairman of the executive committee if an executive committee is established, on five days' notice, to each director, either personally or by mail or telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 3.09. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                             COMMITTEES OF DIRECTORS

     Section 3.10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member Any such

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                                      -8-


committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 3.11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 3.12. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or any committee thereof, including alteration, amendment or repeal of these by-laws or adoption of new by-laws, may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the

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                                      -9-


writing or writings are filed with the minutes of proceedings of the board or committee.

                            COMPENSATION OF DIRECTORS

     Section 3.13. Unless otherwise restricted by the certificate of incorporation the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation thereof or members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

     Section 4.01. Whenever, under the provisions of the statutes or of the certificate of incorporation or any of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed given at the time when the same shall be deposited in the United States mail. Notice to the directors may also be given by facsimile or telegram.

     Section 4.02. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of

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                                      -10-


incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

     Section 5.01. The officers of the corporation shall be elected by the board of directors and shall be a chairman, a president, a secretary and a treasurer. The board of directors may also elect one or more vice-chairmen vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person unless the certificate of incorporation or these by-laws otherwise provide.

     Section 5.02. The board of directors at its first meeting after each annual meeting of stockholders shall elect a chairman, a president, a secretary and a treasurer.

     Section 5.03. The board of directors may elect or appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 5.04. The salaries of all officers and agents of the corporation elected or appointed by the board of directors, shall be fixed by the board of directors.

     Section 5.05.. Unless he resigns, dies or is removed prior thereto each officer of the corporation shall hold office until his successor is elected or appointed and

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                                      -11-


qualifies. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority or the board of directors with or without cause. Any vacancy occurring in any office of the corporation held by a person chosen by the board of directors shall be filled by the board.

                         THE CHAIRMAN AND THE PRESIDENT

     Section 5.06. The chairman and/or president, as appointed by the board of directors, shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have all the general powers and duties usually vested in the chief executive officer of a corporation and, in addition shall have such other powers and perform such other duties as may be prescribed from time to time by the board of directors. If the chairman is the chief executive officer, the president, if an individual other than the chairman, shall perform such duties and have such powers as may be prescribed from time to time by the board of directors.

     Section 5.07. In the absence of the chairman and/or the president or in the event of his or their inability or refusal to act, the vice-president, if one has been elected (or in the event there be more than one vice-president the vice-presidents in the order designated by the board of directors, or in the absence of any designation, then in the order of their election), or if no vice-president has been chosen, the treasurer, shall perform the duties of the chairman and/or

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                                      -12-


president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman and/or president. The vice presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

     Section 5.08. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of. directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required by the board of directors. He shall give or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall have such other powers and perform such other duties as may be prescribed from time to time by the board of directors, the chairman, or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 5.09. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability

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                                      -13-


or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 5.10. The treasurer shall be the principal financial and accounting officer of the corporation and shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 5.11. He shall disburse the funds of the corporation as may be ordered by the board of directors or by the president acting under the supervision of the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, and whenever the board of directors so requires, and to the president whenever he so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 5.12. He shall have such other powers and perform such other duties as may be prescribed from time to time by the board of directors or, the president.

     Section 5.13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for

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                                      -14-


the restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 5.14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.01. Without limiting any power or right of the corporation to provide indemnification in such additional circumstances as the corporation may from time to time deem appropriate, the corporation shall indemnify every person, his heirs, executors and administrators, who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with such action, suit or proceeding and against fines, judgments and reasonable settlement amounts to the full extent permitted by, and subject to the determinations and otherwise in accordance with the procedures (including, without limitation, procedures for the advancement of expenses) specified in, the General Corporation Law of the State of Delaware.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

     Section 7.01. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If any stock certificate is counter-signed by either a transfer agent (other than the corporation or its employee) or a registrar (other than the corporation or its employee) the signatures of the officers of the corporation may be facsimiles. If any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall cease to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights.

                               TRANSFERS OF STOCK

     Section 7.02. Shares of capital stock shall be transferable on the books of the corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

                               FIXING RECORD DATE

     Section 7.03. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 7.04. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     (a) Notwithstanding the provisions of Section 7.03 and 7.04 above, upon the declaration of any dividends, the stock transfer books of the corporation will not be closed, and a record date will be set by the board of directors of the corporation upon which date the transfer agent for the corporation will take a record of all stockholders entitled to receive the dividend without actually closing the transfer books.

                             REGISTERED STOCKHOLDERS

     Section 7.05. The corporation shall be entitled to recognize and treat the person registered on its books as the owner of any share or shares of stock as the owner in fact of shares to receive dividends and to vote as such owner, and to be responsible and liable for calls and assessments; the corporation shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                LOST CERTIFICATES

     Section 7.06. Any person claiming a certificate of stock to be lost, stolen or destroyed shall furnish proof of that fact satisfactory to two officers of the corporation, one of whom shall be the secretary or an assistant secretary and the other of whom shall be the treasurer or an assistant treasurer, and shall give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to such officers, whereupon a new certificate may. be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed upon such other lawful terms and Conditions as the board of directors shall prescribe.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                    DIVIDENDS

     Section 8.01. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 8.02. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing. or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

     Section 8.03. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                               POWERS OF EXECUTION

     Section 8.04. All checks or demands for money and notes and other instruments for the payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 8.05. All contracts, deeds and other instruments, whether or not the seal of the corporation is affixed thereto shall be signed on behalf of the corporation by the president, any vice-president or by such other person or persons as the board of directors may from time to time designate.

     Section 8.06. All shares of stock owned by the corporation in other corporations shall be voted on behalf of the corporation by such persons and in such manner as shall be prescribed by the board of directors.

                                   FISCAL YEAR

     Section 8.07. The fiscal year of the corporation shall be established by a resolution of the board of directors approved before the end of the first calendar year of the corporation's existence.

                                      SEAL

     Section 8.08. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal maybe used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 9.01. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted (i) at any regular or special meeting of the stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, or (ii) by a majority of the members of the board of directors then in office at any regular meeting, or at any special meeting if notice of the substance of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

December 19, 1991
(Amended Section 2.03 April 2, 1992)
(Amended June 8, 1994 to remove CRL provisions)

8467.2

                               Amendment No. 1 to
                              Amended and Restated
                                    Bylaws of
                           Nord Resources Corporation

     The first sentence of Article III, Section 3.02 of the Amended and Restated Bylaws of Nord Resources Corporation is Amended in its entirety to read:

     "The number of Directors which shall constitute the whole board shall not be less than five nor more than eleven."

February 1, 1996

                               Amendment No. 2 to
                              Amended and Restated
                                   By laws of
                           Nord Resources Corporation

     The first sentence of Article III Section 3.02 of the Amended and Reinstated Bylaws of Nord Resources Corporation is Amended in its entirety to read:

     "The number of Directors which shall constitute the whole board shall not be less than two nor more than six."

October 18, 2000

                               Amendment No. 3 to
                              Amended and Restated
                                    Bylaws of
                           Nord Resources Corporation

     The first sentence of Article II, Section 2.08 of the Amended and Restated Bylaws of Nord Resources Corporation is Amended in its entirety to read:

     "The holders of one-third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation."

February 27, 2004